Exhibit 10.2

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of April 5, 2007, is entered into by and among WARWICK VALLEY TELEPHONE COMPANY, a New York corporation (“Warwick”), CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS, a Delaware general partnership (“Cellco”), VERIZON WIRELESS OF THE EAST LP, a Delaware limited partnership (“Verizon”), and TACONIC TELEPHONE CORP., a New York corporation (“Taconic”).

WHEREAS, reference is made to that certain Agreement Establishing Orange County – Poughkeepsie Limited Partnership (the “Partnership Agreement”), dated as of April 21, 1987, as amended, by and among Warwick, Taconic and each of the other parties from time to time party thereto, establishing Orange County – Poughkeepsie Limited Partnership, a New York limited partnership (the “Partnership”);

WHEREAS, Taconic owns all of the right, title and interest in and to a 7.5% limited partnership interest in the Partnership, and all associated assets, properties, and rights of every type and description (Taconic’s foregoing right, title, and interest shall be referred to herein collectively as the “Interest”);

WHEREAS, reference is made to that certain Partnership Interest Purchase Agreement (the “Purchase Agreement”), dated as of January 15, 2007, by and among Taconic, Verizon and Cellco, pursuant to which Taconic agreed to sell, and Cellco agreed to purchase, 100% of the Interest, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to Section 11.1 of the Partnership Agreement and that certain letter addressed to Verizon, dated as of February 20, 2007, Warwick exercised its right to purchase its pro rata portion of the Interest for the same price and subject to the same terms and conditions set forth in the Purchase Agreement; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.            Joinder. Warwick hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement, and, subject to the fact that it is purchasing 8.108% of the Interest, acknowledges and agrees (i) to be bound by the Purchase Agreement, as if it were a party to such agreement, on the same terms and subject to the same conditions as applicable to Buyer and, to the extent applicable, General Partner (including with respect to the release set forth in Section 6.1(c) thereof), (ii) to perform all of its obligations under the Purchase Agreement in an expeditious manner and (iii) to purchase from Taconic 8.108% of Taconic’s right, title and interest in and to the Interest for 8.108% of the Purchase Price. The parties acknowledge and agree that as a result of the exercise by Warwick of its right to purchase its pro rata portion of the Interest, Cellco will be purchasing 91.892% of Taconic’s right, title and interest in and to the Interest for 91.892% of the Purchase Price.

2.            Representations and Warranties. Warwick acknowledges and agrees that Buyer’s representations and warranties contained in the Purchase Agreement shall be deemed to be made by Warwick as of the date hereof. Warwick represents and warrants to each of the other parties hereto that (i) it has the power and authority to execute and deliver this Agreement, (ii) the execution, delivery, and performance of this Agreement by Warwick have been duly authorized by all necessary corporate action on the part of Warwick, (iii) this Agreement has been duly executed and delivered by Warwick and (iv) this Agreement constitutes the legal, valid and binding obligation of Warwick, enforceable against Warwick in accordance with its terms, except as may be limited by bankruptcy laws and other similar laws affecting creditors’ rights generally and general principles of equity.

3.            Notice. Any notice required or permitted by the Purchase Agreement shall be given to Warwick at the address listed beneath its signature below.

4.            Governing Law. This Agreement and all rights and obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles thereof.

5.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

WARWICK VALLEY TELEPHONE COMPANY

By:___/s/ Thomas H. Gray________________

Name:	Thomas H. Gray
Title:	Interim President and Chief Executive Officer

Address: 47 Main Street

Warwick, New York 10990-0592

VERIZON WIRELESS OF THE EAST LP D/B/A VERIZON WIRELESS

By:	Verizon Wireless of Georgia LLC, Its General Partner

By:	Cellco Partnership d/b/a Verizon Wireless, Its Sole Member

By:___/s/ Karen M. Shipman ______________

Name:	Karen M. Shipman
Title:	Assistant Secretary

CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS

By:___/s/ Karen M. Shipman_______________

Name:	Karen M. Shipman
Title:	Assistant Secretary

TACONIC TELEPHONE CORP.

By:___/s/ Peter G. Nixon_________________

Name:     Peter G. Nixon

Title:	Chief Operating Officer